Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares, Inc.

and

BlackRock Fund Advisors

Advisory Fee for the Category I (MSCI Developed Markets Single Country) Funds:
0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds over $48.0 billion, up to and including $72.0 billion, plus 0.36% per annum of the aggregate net assets of the Category I Funds over $72.0 billion, up to and including $96.0 billion plus 0.32% per annum of the aggregate net assets of the Category I Funds in excess of $96.0 billion

Category I Funds:
iShares MSCI Australia ETF
iShares MSCI Austria ETF
iShares MSCI Belgium ETF
iShares MSCI Canada ETF
iShares MSCI Eurozone ETF
iShares MSCI France ETF
iShares MSCI Germany ETF
iShares MSCI Hong Kong ETF
iShares MSCI Ireland ETF*
iShares MSCI Italy ETF
iShares MSCI Japan ETF
iShares MSCI Japan Small-Cap ETF
iShares MSCI Malaysia ETF
iShares MSCI Mexico ETF
iShares MSCI Netherlands ETF
iShares MSCI New Zealand ETF*
iShares MSCI Singapore ETF
iShares MSCI Spain ETF
iShares MSCI Sweden ETF
iShares MSCI Switzerland ETF
iShares MSCI United Kingdom ETF*

Advisory Fee for Category II (MSCI Emerging Markets Single Country) Funds:
0.7400% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.6900% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.6400% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.5700% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.5100% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $24.0 billion plus 0.4800% per annum of the aggregate net assets of the Category II Funds over $24.0 billion, up to and including $32.0 billion plus 0.4500% per annum of the aggregate net assets of the Category II Funds over $32.0 billion, up to and including $40.0 billion plus 0.4275% per annum of the aggregate net assets of the Category II Funds in excess of $40.0 billion

Category II Funds:

iShares MSCI Brazil ETF

iShares MSCI Brazil Small-Cap ETF*

iShares MSCI Chile ETF iShares MSCI China ETF*

iShares MSCI China Small-Cap ETF*

iShares MSCI Indonesia ETF*

iShares MSCI Israel ETF

iShares MSCI Peru ETF*

iShares MSCI Philippines ETF*

iShares MSCI Poland ETF*

iShares MSCI Qatar ETF*

iShares MSCI Russia ETF

iShares MSCI South Africa ETF

iShares MSCI South Korea ETF

iShares MSCI Taiwan ETF

iShares MSCI Thailand ETF

iShares MSCI Turkey ETF

iShares MSCI UAE ETF*

Advisory Fee for Category IV (MSCI Emerging Markets Multi Country) Funds:

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds over $14.0 billion, up to and including $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds over $28.0 billion, up to and including $42.0 billion plus 0.54% per annum of the aggregate net assets of the Category IV Funds over $42.0 billion, up to and including $56.0 billion plus 0.47% per annum of the aggregate net assets of the Category IV Funds over $56.0 billion, up to and including $70.0 billion plus 0.41% per annum of the aggregate net assets of the Category IV Funds over $70.0 billion, up to and including $84.0 billion plus 0.35% per annum of the aggregate net assets of the Category IV Funds in excess of $84.0 billion

Category IV Funds:

iShares MSCI Emerging Markets Min Vol Factor ETF

iShares MSCI All Country Asia ex Japan ETF*

iShares MSCI BIC ETF

iShares MSCI Emerging Markets ETF

iShares MSCI Emerging Markets Small-Cap ETF

Advisory Fee for iShares Category VI (MSCI International/Global Multi Country) Funds:

0.3500% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.3200% per annum of the aggregate net assets over $30.0 billion, up to and including $60.0 billion plus 0.2800% per annum of the aggregate net assets over $60.0 billion, up to and including $90.0 billion plus 0.2520% per annum of the aggregate net assets over $90.0 billion, up to and including $120.0 billion plus 0.2270% per annum of the aggregate net assets over $120.0 billion, up to and including $150.0 billion plus 0.2040% per annum of the aggregate net assets in excess of $150.0 billion

Category VI Funds:

iShares MSCI EAFE Min Vol Factor ETF*

iShares MSCI Global Min Vol Factor ETF

iShares MSCI ACWI ETF*

iShares MSCI ACWI ex U.S. ETF*

iShares MSCI EAFE ETF*

Fund	Annual Fee
iShares Asia/Pacific Dividend ETF	0.49%
iShares Core MSCI Emerging Markets ETF	0.09%
iShares Currency Hedged MSCI Emerging Markets ETF	0.78%
iShares Emerging Markets Dividend ETF	0.49%
iShares ESG Aware MSCI EM ETF	0.25%
iShares International High Yield Bond ETF	0.40%
iShares J.P. Morgan EM Corporate Bond ETF	0.50%
iShares J.P. Morgan EM High Yield Bond ETF	0.50%
iShares J.P. Morgan EM Local Currency Bond ETF	0.30%
iShares MSCI Agriculture Producers ETF	0.39%
iShares MSCI Emerging Markets Asia ETF	0.49%
iShares MSCI Emerging Markets ex China ETF	0.25%
iShares MSCI Emerging Markets Multifactor ETF	0.25%
iShares MSCI Frontier and Select EM ETF	0.79%
iShares MSCI Global Energy Producers ETF	0.39%
iShares MSCI Global Gold Miners ETF	0.39%
iShares MSCI Global Metals & Mining Producers ETF	0.39%
iShares MSCI Global Silver and Metals Miners ETF	0.39%
iShares MSCI USA Equal Weighted ETF	0.09%
iShares MSCI World ETF	0.24%
iShares US & Intl High Yield Corp Bond ETF	0.40%

Advisory Fee for Group X (2012 Equity) Funds

	First $46 billion	Greater than $46 billion Up to and including $81 billion	Greater than $81 billion Up to and including $111 billion	Greater than $111 billion Up to and including $141 billion	Greater than $141 billion Up to and including $171 billion	Greater than $171 billion
iShares Latin America 40 ETF*	0.5000%	0.4750%	0.4513%	0.4287%	0.4073%	0.3869%
iShares MSCI Pacific ex Japan ETF	0.5000%	0.4750%	0.4513%	0.4287%	0.4073%	0.3869%
iShares Preferred and Income Securities ETF*	0.4800%	0.4560%	0.4332%	0.4116%	0.3910%	0.3714%
iShares Russell 2000 ETF*	0.2000%	0.1900%	0.1805%	0.1715%	0.1630%	0.1548%
iShares Russell 2000 Growth ETF*	0.2500%	0.2375%	0.2257%	0.2144%	0.2037%	0.1935%
iShares Russell 2000 Value ETF*	0.2500%	0.2375%	0.2257%	0.2144%	0.2037%	0.1935%
iShares Select Dividend ETF*	0.4000%	0.3800%	0.3610%	0.3430%	0.3259%	0.3096%

*	This Fund is a fund of iShares Trust.

Amended and Approved by the Board of Directors of iShares, Inc. on December 14, 2022.